                                                                    SUB-ITEM 77M

                                     MERGERS

           AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

MORGAN STANLEY CALIFORNIA TAX-FREE INCOME FUND TO INVESCO CALIFORNIA TAX-FREE INCOME FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley California Tax-Free Income Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco California Tax-Free Income Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

MORGAN STANLEY DIVIDEND GROWTH SECURITIES FUND TO INVESCO DIVIDEND GROWTH SECURITIES FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley Dividend Growth Securities Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Dividend Growth Securities Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

MORGAN STANLEY FUNDAMENTAL VALUE FUND TO INVESCO FUNDAMENTAL VALUE FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley Fundamental Value Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Fundamental Value Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, and Class Y shares of the Acquiring Fund to the

                                                                    SUB-ITEM 77M

Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN AMERICAN FRANCHISE FUND TO INVESCO VAN KAMPEN AMERICAN FRANCHISE FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen American FRANCHISE Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen American Franchise Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN CORE EQUITY FUND TO INVESCO VAN KAMPEN CORE EQUITY FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Core Equity Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Core Equity Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, Class R shares of the Acquiring Fund to the Fund's Class R shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN EQUITY PREMIUM INCOME FUND TO INVESCO VAN KAMPEN EQUITY PREMIUM INCOME FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Equity Premium Income Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Equity Premium Income Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account

                                                                    SUB-ITEM 77M

with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN GROWTH AND INCOME FUND TO INVESCO VAN KAMPEN GROWTH AND INCOME FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Growth and Income Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Growth and Income Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, Class R shares of the Acquiring Fund to the Fund's Class R shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN PENNSYLVANIA TAX FREE INCOME FUND TO INVESCO VAN KAMPEN PENNSYLVANIA TAX FREE INCOME FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Pennsylvania Tax Free Income Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Pennsylvania Tax Free Income Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, and Class C shares of Acquiring Fund to the Fund's Class C shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN SMALL CAP GROWTH FUND TO INVESCO VAN KAMPEN SMALL CAP GROWTH FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Pennsylvania Small Cap Growth Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Small Cap Growth Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders.. The value of each Fund's shareholder account

                                                                    SUB-ITEM 77M

with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(G).